UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

Teradyne, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 24, 2011

TERADYNE, INC.

Teradyne, Inc. C/O Computershare Trust Company P.O Box 43078 Providence, RI 02940-3078

Meeting Information
Meeting Type: Annual Meeting
For holders as of: April 01, 2011
Date: May 24, 2011 Time: 10:00 AM EST
Location: Teradyne, Inc.
600 Riverpark Drive North Reading, MA 01864
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement        2. Shareholder Letter        3. Form 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2011 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees

1a	James W. Bagley

1b	Michael A. Bradley

1c	Albert Carnesale

1d	Daniel W. Christman

1e	Edwin J. Gillis

1f	Timothy E. Guertin

1g	Paul J. Tufano

1h	Roy A. Vallee
The Board of Directors recommends you vote FOR the following proposal:
2	To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables”.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

3	To approve, in a non-binding, advisory vote, that the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement is every year, every two years, or every three years.

The Board of Directors recommends you vote FOR proposals 4 and 5.

4	To approve the material terms of the performance goals of the 2006 Equity and Cash Compensation Incentive Plan.

5	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011.